Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-120987
PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 12, 2006)
6,001,390 Shares
AMERICAN OIL & GAS INC.
Common Stock
     We are offering up to 6,001,390 shares of our common stock, par value $0.001 per share.
     Our common stock is quoted on the American Stock Exchange under the symbol “AEZ.” On April 11, 2007, the last reported sale price of our common stock on the American Stock Exchange was $5.37 per share.
     We have retained A.G. Edwards & Sons, Inc. and C.K. Cooper & Company as exclusive placement agents to use their best efforts to solicit offers to purchase our common stock in this offering. See “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Public offering price	$4.75	$28,506,602
Placement agents’ fees(1)	$0.27	$1,624,876
Proceeds, before expenses, to American Oil & Gas Inc.	$4.48	$26,881,726
(1) Does not include the reimbursement of the placement agents’ costs and expenses, in an amount not to exceed $75,000, or a financial advisory fee equal to 0.3% of the gross proceeds, payable to Sanders Morris Harris Inc.
     The placement agents are not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of securities. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual total public offering price, placement agents’ fees, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We expect that delivery of the securities being offered will be made to purchasers on or about April 17, 2007. Certain purchaser funds will be deposited into an escrow account and held until jointly released by us and the placement agents on the date the securities are to be delivered to the purchasers. All funds received will be held in a non-interest bearing account.

     These securities are speculative and involve a high degree of risk. You should consider carefully the “Risk Factors” beginning on page S-3 of this prospectus supplement for certain factors that should be considered by prospective purchasers of the common stock offered hereby.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A.G. EDWARDS	C.K. COOPER & CO.
The date of this prospectus supplement is April 11, 2007.

     Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company”, “we”, “us” or “ours” refer to American Oil & Gas Inc., a Nevada corporation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
     This prospectus supplement and accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-120987) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process.
     This document is in two parts. The first part is this prospectus supplement, which describes the terms of the common stock being offered by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference. The second part, the accompanying prospectus dated December 12, 2006, gives more general information, some of which may not apply to this offering of common stock. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement controls. You should read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
     You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with additional or different information. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties include:
•	our business and growth strategies;

•	our oil and natural gas reserve estimates;

•	our ability to successfully and economically explore for and develop oil and gas resources;

•	our exploration and development drilling prospects, inventories, projects and programs;

•	availability and costs of drilling rigs and field services;

•	anticipated trends in our business;

•	our future results of operations;

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•	our liquidity and ability to finance our exploration and development activities;

•	market conditions in the oil and gas industry;

•	our ability to make and integrate acquisitions; and

•	the impact of environmental and other governmental regulation.
     New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” section and the financial statements and related notes, before making an investment decision in our common stock.
About the Company
We are an independent oil and gas exploration and production company, engaged in the exploration, development and acquisition of crude oil and natural gas reserves and production in the western United States. We currently hold the following prospects:
•	We control approximately 128,000 gross (90,000 net) acres in the Douglas Project area, located in the southern Powder River Basin, Wyoming which includes approximately 56,000 gross (43,000 net) acres in the Fetter Prospect.
•	We control approximately 116,000 gross (41,000 net) acres in the Krejci AMI Project, located in Niobrara County, Wyoming.
•	We own approximately 87,000 gross (32,000 net) acres in the Goliath Project, located in the Williston Basin, North Dakota.
Corporate History
     We were incorporated on February 15, 2000 under the laws of the State of Nevada. On January 17, 2003, we entered into a Purchase and Sale Agreement to acquire undeveloped oil and gas prospects in Montana and Wyoming. With the purchase of the oil and gas prospects, we became an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves and production. Our resources and assets are reported as one operating segment and we conduct our operations primarily in the western United States with current properties in Wyoming, Montana, and North Dakota.
The Offering

Securities Offered:	Up to 6,001,390 shares of common stock, par value $0.001

Offering Price:	$4.75 for each share of common stock

Common Stock to be Outstanding After the Offering:	45,655,241 shares

Use of Proceeds:	We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, and drilling commitments.

Dividends:	We have not declared or paid cash dividends on our common stock in the past. There is currently no intention to pay a cash dividend on our common stock.

Risk Factors:	See “Risk Factors” and other information included in this prospectus supplement beginning on page S-3 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

AMEX Market Symbol:	AEZ
     The number of shares to be outstanding after the offering is based on 39,653,851 shares outstanding as of April 11, 2007.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, each of which set forth additional important risks and uncertainties that could materially adversely affect our business, financial condition or operating results. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, or operating results.
Risks Related to Our Industry, Business and Strategy
We have a limited operating history in the oil and gas business, and we cannot predict our future operations with any certainty.
     Our oil and gas operations commenced in 2003. Our future financial results depend primarily on (1) our ability to discover commercial quantities of oil and gas; (2) the market price for oil and gas; (3) our ability to continue to generate potential exploration prospects; and (4) our ability to fully implement our exploration and development program. We cannot predict that our future operations will be profitable. In addition, our operating results may vary significantly during any financial period. These variations may be caused by significant periods of time between discovery and development of oil or gas reserves in commercial quantities.
We may be unable to replace reserves, production and revenues associated with our Big Sky project, which we sold on March 31, 2006.
     88% of our oil and gas proved reserves for 2005 were attributable to our Big Sky Project. If we are unable to replace this production, revenue and reserves by acquiring properties containing proved reserves or conducting successful exploration and development activities, or both, our ability to grow will be limited. In addition, the sale of a significant portion of our reserve value may increase the likelihood of recording an impairment against our evaluated oil and gas properties in the future.
Oil and natural gas prices are volatile and a decline in oil and natural gas prices can significantly affect our financial results and impede our growth.
     Our revenues, profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas, which can be extremely volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors that are beyond our control, such as the domestic and foreign supply of oil and natural gas; the price of foreign imports; the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls; technological advances affecting energy consumption; domestic and foreign governmental regulations; and the variations between product prices at sales points and applicable index prices.
We have incurred losses from operations in the past and may do so in the future.
     We incurred net losses of $499,651 and $819,002 for the fiscal years ended December 31, 2004 and 2003, respectively. Our development of and participation in additional prospects will require additional capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically find, develop, exploit, and acquire natural gas and oil reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.
We could be adversely impacted by changes in the oil and gas market.
     The marketability of our oil and gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market oil and natural gas. If market factors were to change dramatically, the financial impact could be substantial because we would incur expenses without receiving revenues from the sale of production. The availability of markets is beyond our control.
We may be unable to find additional reserves.
     Our revenues depend on whether we acquire or find additional reserves. Unless we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced. Our planned exploration and development projects may not result in significant additional reserves. We may be unable to drill productive wells at low reserve replacement costs.
Oil and gas operations are inherently risky.
     The nature of the oil and gas business involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures. The occurrence of any of these risks could result in losses. The occurrence of any one of these significant events, if it is not fully insured against, could have a material adverse effect on our financial position and results of operations.
We are subject to extensive government regulations.
     Our business is affected by numerous federal, state and local laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. These include, but are not limited to:
•	the prevention of waste,

•	the discharge of materials into the environment,

•	the conservation of oil and natural gas,

•	pollution,

•	permits for drilling operations,

•	drilling bonds, and

•	reports concerning operations, the spacing of wells, and the unitization and pooling of properties.
     Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.
New government regulation and environmental risks could increase our costs.
     Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Because current regulations covering our operations are subject to change at any time, we may incur significant costs for compliance in the future.

Our prices may be impacted adversely by new taxes.
     The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell. In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals. In addition, many states have raised state taxes on energy sources and additional increases may occur. We cannot predict whether any of these measures would have an adverse impact on oil and natural gas prices.
Our development and exploration operations require substantial capital and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our natural gas and oil reserves.
     The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for and development, production and acquisition of oil and natural gas reserves. To date, we have financed capital expenditures primarily with sales of our securities, sale of our interest in the Big Sky Project, and cash generated by operations. We intend to finance our capital expenditures with cash flow from operations and additional sales of our securities. Our cash flow from operations and access to capital are subject to a number of variables, including our proved reserves, the prices at which oil and natural gas are sold, and our ability to acquire, locate and produce new reserves. Even if additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all.
Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.
     We may experience shortages of drilling and completion rigs, field equipment and qualified personnel which may cause delays in our ability to continue to drill, complete, test, and connect wells to processing facilities. These costs have sharply increased in various areas. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increased number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which may materially adversely affect our business, financial condition and results of operations.
Shortages of transportation services and processing facilities may result in our receiving a discount in the price we receive for oil and natural gas sales or may adversely affect our ability to sell our oil and natural gas.
     We may experience limited access to transportation lines, trucks or rail cars in order to transport our oil and natural gas to processing facilities. We may also experience limited access to processing facilities. If either or both of these situations arise, we may not be able to sell our oil and natural gas at prevailing market prices or we may be completely unable to sell our oil and natural gas, which would may materially adversely affect our business, financial condition and results of operations.
Risks Related to our Common Stock
Our common stock is illiquid, so investors may not be able to sell any significant number of shares of our stock at prevailing market prices.
     The average daily trading volume of our common stock was approximately 140,000 shares per day over the 90 day period ended March 29, 2007. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices.
Our stock price and trading volume may be volatile, which could result in losses for our stockholders.
     The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
•	Actual or anticipated quarterly variations in our operating results;

•	Changes in expectations as to our future financial performance or changes in financial estimates, if any;

•	Announcements relating to our business or the business of our competitors;

•	Conditions generally affecting the oil and natural gas industry;

•	The success of our operating strategy; and

•	The operating and stock performance of other comparable companies.
     Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. If the market price of our common stock declines significantly, you may be unable to resell your shares of common stock at or above the price you acquired those shares. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly.
We may issue preferred stock with rights that are preferential to, and could cause a decrease in the value of, our common stock.
     We may issue up to 25 million shares of preferred stock without action by our stockholders. Rights or preferences could include, among other things:
•	The establishment of dividends which must be paid prior to declaring or paying dividends or other distributions to our common stockholders;

•	Greater or preferential liquidation rights which could negatively affect the rights of common stockholders; and

•	The right to convert the preferred stock at a rate or price which would have a dilutive effect on the outstanding shares of common stock.
USE OF PROCEEDS
     We expect the net proceeds from the sale of the shares of common stock being offered in this offering, after deducting placement agent commissions and estimated offering expenses, will be approximately $26.8 million assuming that we sell the maximum number of securities offered hereby.
     We intend to use the net proceeds from the common stock sold by us in the offering for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, and drilling commitments.
PLAN OF DISTRIBUTION
     Pursuant to a placement agency agreement dated April 11, 2007, we have engaged A.G. Edwards & Sons, Inc. and C.K. Cooper & Company to act as our exclusive placement agents in connection with an offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. A.G. Edwards & Sons, Inc. is acting as the representative of the placement agents. Under the terms of the placement agency agreement, the placement agents have agreed to be our exclusive placement agents, on a best efforts basis, in connection with the issuance and sale by us of our shares of common stock in a proposed takedown from our shelf registration statement. The placement agency agreement provides that the obligations of the placement agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors. The placement agency agreement does not give rise to any commitment by the placement agents to purchase any of our shares of common stock, and the placement agents will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agents do not guarantee that they will be able to raise new capital in any prospective offering.

     We will enter into subscription agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.
     Unless purchasers instruct us otherwise, we will deliver the shares of common stock being issued to the purchasers electronically upon receipt of purchaser funds for the purchase of the shares of our common stock offered pursuant to this prospectus supplement. We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about April 17, 2007.
     We have agreed to pay the placement agents a total placement fee equal to 5.7% of the gross proceeds of this offering and to reimburse the placement agents all costs and expenses incurred by them in connection with this offering, including the fees, disbursements and other charges of counsel to the placement agents, in an amount not to exceed $75,000.
     We have also agreed to pay Sanders Morris Harris Inc. a financial advisory fee equal to 0.3% of the gross proceeds of this offering.
     In compliance with the guidelines of the National Association of Securities Dealers, the maximum consideration or discount to be received by any NASD member may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.
     The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.
     In order to facilitate the closing, certain purchaser funds will be deposited into a non-interest bearing escrow account and held by the escrow agent until jointly released by us and the placement agents in a written instruction to the escrow agent on the date the shares of common stock are delivered to the purchasers. The escrow agent will not accept any purchaser funds until the date of this prospectus supplement.
     We have agreed to indemnify the placement agents and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and to contribute to payments that the placement agents may be required to make in respect of those liabilities.
     We and each of our directors and executive officers have agreed to certain restrictions on the ability to sell shares of our common stock and other securities that they beneficially own, including securities convertible into or exercisable or exchangeable for our common stock, for a period of 60 days following the date of this prospectus supplement. This means that, subject to certain exceptions, for a period of 60 days following the date of this prospectus supplement, we and such persons may not, directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock, without the prior written consent of the placement agents. Notwithstanding the foregoing, if (x) during the last 17 days of such 60-day period, we announce that we will release earnings results or publicly announce other material news or a material event relating to us occurs or (y) prior to the expiration of the 60-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, then in each case the 60-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the placement agents waive, in writing, such extension. At any time and without public notice, the placement agents may in their discretion release all or some of the securities from these lock-up agreements.
     The placement agency agreement with A.G. Edwards & Sons, Inc. and C.K. Cooper & Company will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.
     The placement agents or their affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

LEGAL MATTERS
Certain legal matters relating to this offering and the common stock will be passed upon for us by Patton Boggs LLP, Denver, Colorado. Partners of Patton Boggs LLP own an aggregate of 34,500 shares of the Company’s common stock. Lowenstein Sandler PC, New York, New York, will pass upon certain legal matters in connection with this offering for the placement agents.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials filed electronically by the Company with the SEC are available at the SEC’s World Wide Web site at http://www.sec.gov. The SEC’s World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.
     This prospectus supplement constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC.
     We make available free of charge through our website, http://www.americanog.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filed or furnished to the SEC.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information deemed to have been furnished to, and not filed in accordance with, SEC rules) until we sell all of the securities or until the offering is completed.
•	Annual Report on Form 10-K for the year ended December 31, 2006, as amended;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

•	The description of our common stock contained in our Form 8-A filed with the SEC on May 12, 2005.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. Requests for copies should be directed to Secretary — American Oil & Gas Inc., 1050 17th Street, Suite 2400, Denver, Colorado 80265, telephone (303) 991-0173.

AMERICAN OIL & GAS INC.
12,596,150 Shares of Common Stock
     This prospectus relates to the sale of up to 7,000,000 shares of common stock by American Oil & Gas, Inc. and the sale by certain of our stockholders, referred to as the “Selling Stockholders”, of up to 5,596,150 shares of our common stock which they own. We will not receive any proceeds from the sale of any shares by the Selling Stockholders.
     We are offering for sale a maximum of 7,000,000 shares of common stock. We may offer and sell the shares being registered by this registration statement in exchange for cash from time to time.
     Specific terms of the particular securities to be sold pursuant to the offering conducted by us will be set forth in one or more accompanying prospectus supplements. The prospectus supplements will include a description of the securities, the terms of the offering of the securities, and the initial price and the net proceeds concerning the sale of these securities, the use of such proceeds, and the plan of distribution for such offering.
     Our common stock is quoted on the American Stock Exchange under the symbol “AEZ.” On December 8, 2006, the closing sale price of the common stock was $6.80 per share.

     These securities are speculative and involve a high degree of risk. You should consider carefully the “Risk Factors” beginning on Page 3 of this prospectus before making a decision to purchase our stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2006

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
     Unless the context otherwise requires, references in this prospectus to the “Company”, “we”, “us” or “ours” refer to American Oil & Gas Inc., a Nevada corporation.

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PROSPECTUS SUMMARY
     This summary highlights selected information contained elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision.
Overview of Company
     We are an independent oil and gas exploration and production company, engaged in the exploration, development and acquisition of crude oil and natural gas reserves and production in the western United States. We currently hold the following prospects:
•	We control approximately 110,000 net acres in the Douglas Project area, located in the southern Powder River Basin, Wyoming which includes a 92.5% interest in the Fetter Prospect.

•	We control an approximate 106,000 gross (approximately 43,000 net) acres in the Krejci AMI Project, located in Niobrara County, Wyoming.

•	We own approximately 32,000 net acres in the Goliath Project, located in the Williston Basin, North Dakota.
Company Offices
     Our principal executive offices are located at 1050 17th Street, Suite 2400, Denver, Colorado 80265, and our telephone number is (303) 991-0173.
Key Terms of the Company Offering
     We plan to offer and sell up to 7,000,000 shares of common stock. We may offer and sell these securities for cash from time to time. We refer to this offering in this prospectus as the “Company Offering” and we refer to the shares to be offered and sold pursuant to the Company Offering as the “Company Shares.” There can be no assurance that we will be able to sell any of the Company Shares we are offering.

Common Stock offered:	7,000,000 shares
Common Stock to be outstanding after this offering:	45,903,994 shares
Offering price per share:	To be determined at or prior to the time of sale in light of market conditions at the time of sale.
Use of Proceeds:	Exploration activities, development activities, infrastructure construction, other possible acquisitions, for working capital, and to pay any costs associated with such offering.
Key Terms of the Stockholders’ Offering
     By means of this prospectus, a number of our stockholders are offering to sell up to an aggregate of 5,596,150 shares of common stock that they own. In this prospectus, we refer to these persons as the “Selling Stockholders”. We will not receive any of the proceeds from the sales of shares by these Selling

Stockholders. We refer to this offering by the Selling Stockholders in this prospectus as the “Stockholders’ Offering” and we refer to the shares to be offered and sold pursuant to the Stockholders’ Offering as the “Stockholders’ Shares”. We will pay for the cost of registering the Stockholders’ Shares being offered in the Stockholders’ Offering.

RISK FACTORS
You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our common stock. The risks described below are those we currently believe may materially affect us. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment.
Risks related to our industry, business and strategy
We have a limited operating history in the oil and gas business, and we cannot predict our future operations with any certainty.
     Our oil and gas operations commenced in 2003. Our future financial results depend primarily on (1) our ability to discover commercial quantities of oil and gas; (2) the market price for oil and gas; (3) our ability to continue to generate potential exploration prospects; and (4) our ability to fully implement our exploration and development program. We cannot predict that our future operations will be profitable. In addition, our operating results may vary significantly during any financial period. These variations may be caused by significant periods of time between discovery and development of oil or gas reserves in commercial quantities.
We may be unable to replace reserves, production and revenues associated with our Big Sky project, which we sold on March 31, 2006.
     94% of our oil and gas production, 95% of our oil and gas revenues and 88% of our oil and gas proved reserves for 2005 were attributable to our Big Sky Project. If we are unable to replace this production, revenue and reserves by acquiring properties containing proved reserves or conducting successful exploration and development activities, or both, our ability to grow will be limited. In addition, the sale of a significant portion of our reserve value may increase the likelihood of recording an impairment against our evaluated oil and gas properties in the future.
Oil and natural gas prices are volatile and a decline in oil and natural gas prices can significantly affect our financial results and impede our growth.
     Our revenues, profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas, which can be extremely volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a wide variety of additional factors that are beyond our control, such as the domestic and foreign supply of oil and natural gas; the price of foreign imports; the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls; technological advances affecting energy consumption; domestic and foreign governmental regulations; and the variations between product prices at sales points and applicable index prices.
We have incurred losses from operations in the past and may do so in the future.
     We incurred net losses of $499,651 and $819,002 for the fiscal years ended December 31, 2004 and 2003, respectively. Our development of and participation in additional prospects will require additional capital expenditures in the future. The uncertainty and factors described throughout this section may impede our ability to economically find, develop, exploit, and acquire natural gas and oil reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.
We could be adversely impacted by changes in the oil and gas market.
     The marketability of our oil and gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market oil and natural gas. If market factors were to change dramatically, the financial impact could be substantial because we would incur expenses without receiving revenues from the sale of production. The availability of markets is beyond our control.
We may be unable to find additional reserves.
     Our revenues depend on whether we acquire or find additional reserves. Unless we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced. Our planned exploration and development projects may not result in significant additional reserves. We may be unable to drill productive wells at low reserve replacement costs.
Oil and gas operations are inherently risky.
     The nature of the oil and gas business involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures. The occurrence of any of these risks could result in losses. The occurrence of any one of these significant events, if it is not fully insured against, could have a material adverse effect on our financial position and results of operations.
We are subject to extensive government regulations.
     Our business is affected by numerous federal, state and local laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. These include, but are not limited to:
•	the prevention of waste,

•	the discharge of materials into the environment,

•	the conservation of oil and natural gas,

•	pollution,

•	permits for drilling operations,

•	drilling bonds,

•	reports concerning operations, the spacing of wells , and the unitization and pooling of properties.
     Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both .. Moreover, changes in any of these laws and regulations could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.
New government regulation and environmental risks could increase our costs.
     Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Because current regulations covering our operations are subject to change at any time, we may incur significant costs for compliance in the future ..
Our prices may be impacted adversely by new taxes.
     The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell. In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals .. In addition, many states have raised state taxes on energy sources and additional increases may occur .. We cannot predict whether any of these measures would have an adverse impact on oil and natural gas prices.
Our development and exploration operations require substantial capital and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our oil and natural gas reserves ..
     The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for and development, production and acquisition of oil and natural gas reserves. To date, we have financed capital expenditures primarily with sales of our securities, sale of our interest in the Big Sky Project, and cash generated by operations. We intend to finance our capital expenditures with cash flow from operations and additional sales of our securities. Our cash flow from operations and access to capital are subject to a number of variables, including our proved reserves , the prices at which oil and natural gas are sold, and our ability to acquire, locate and produce new reserves. Even if additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all.
Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans ..
     We may experience shortages of drilling and completion rigs, field equipment and qualified personnel which may cause delays in our ability to continue to drill, complete , test, and connect wells to processing facilities. These costs have sharply increased in various areas. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increased number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which may materially adversely affect our business, financial condition and results of operations.
Shortages of transportation services and processing facilities may result in our receiving a discount in the price we receive for oil and natural gas sales or may adversely affect our ability to sell our oil and natural gas.
     We may experience limited access to transportation lines, trucks or rail cars in order to transport our oil and natural gas to processing facilities. We may also experience limited access to processing facilities. If either or both of these situations arise, we may not be able to sell our oil and natural gas at prevailing market prices or we may be completely unable to sell our oil and natural gas, which would may materially adversely affect our business, financial condition and results of operations.
Risks Related to our Common Stock
Our common stock is illiquid, so investors may not be able to sell any significant number of shares of our stock at prevailing market prices.
     The average daily trading volume of our common stock was approximately 190,000 shares per day over the 90 day period ended October 31, 2006. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices.
Our stock price and trading volume may be volatile, which could result in losses for our stockholders.
     The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
•	Actual or anticipated quarterly variations in our operating results,

•	Changes in expectations as to our future financial performance or changes in financial estimates, if any,

•	Announcements relating to our business or the business of our competitors,

•	Conditions generally affecting the oil and natural gas industry,

•	The success of our operating strategy, and

•	The operating and stock performance of other comparable companies.
     Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. If the market price of our common stock declines significantly, you may be unable to resell your shares of common stock at or above the price you acquired those shares. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly.
We may issue preferred stock with rights that are preferential to, and could cause a decrease in the value of, our common stock..
     We may issue up to 25 million shares of preferred stock without action by our stockholders. Rights or preferences could include, among other things:
•	The establishment of dividends which must be paid prior to declaring or paying dividends or other distributions to our common stockholders,

•	Greater or preferential liquidation rights which could negatively affect the rights of common stockholders, and

•	The right to convert the preferred stock at a rate or price which would have a dilutive effect on the outstanding shares of common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan ,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.
     Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus.
USE OF PROCEEDS
Company Offering
     We may offer and sell the Company Shares being registered by this registration statement in exchange for cash from time to time, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.
     The net proceeds that we receive from sales of any Company Shares will vary based on our needs and activities at the time that we undertake the funding. These uses are anticipated to include expenditures for exploration activities, development activities, infrastructure construction, other possible acquisitions, for working capital, and for costs associated with such offering. Specific determinations will be made at the respective times that the fundings occur. Pending these uses, we expect to invest the net proceeds of the Company Offering in short-term money market and money market equivalent securities. Any specific allocations of the proceeds to a particular purpose that have been made at the date of any prospectus supplement will be described in that prospectus supplement.
     The amounts and timing of our actual expenditures will depend upon numerous factors, including our marketing and sales activities, and the amount of cash generated by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes.
     Circumstances that may give rise to a change in the use of proceeds include the need to take advantage of opportunities, increased costs of doing business over those currently expected, the need to accelerate, increase or eliminate certain operations due to changing market conditions, among others.
Stockholders’ Offering
     The Selling Stockholders will be selling Stockholders’ Shares in the Stockholders’ Offering. The proceeds from the sale of Stockholders’ Shares will be received directly by the Selling Stockholders. We will receive no proceeds from the sale of the Stockholders’ Shares offered by Selling Stockholders under this prospectus.

DIVIDEND POLICY
     We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, our current preferred stock instruments, and our future credit arrangements may then impose.
SELLING STOCKHOLDERS
     The Stockholders’ Shares are being offered by the named Selling Stockholders below. The Selling Stockholders may from time to time offer and sell pursuant to this prospectus up to an aggregate of 5,596,150 shares of our common shares now owned by them. The Selling Stockholders may, from time to time, offer and sell any or all of the Stockholders’ Shares that are registered under this prospectus.
     Certain of the individuals and/or entities listed below received the Stockholders’ Shares offered hereby in connection with a private placement completed on September 28, 2004. Pursuant to this private placement, we received $4,500,000 in cash as payment for 3,000,000 shares of common stock. In connection with the private placement, we agreed to prepare and file at our expense, within 70 days of the closing of the offering, a registration statement with the SEC covering the resale of the shares received in the private placement by the entities listed below.
     The shares to be sold by the listed Selling Stockholders also include: (1) 30,000 shares issued to a consulting firm for introducing us to the investment adviser for the six institutional purchasers in the September 28, 2004 offering; (2) an aggregate of 1,550,000 shares issued pursuant to a private offering conducted in March of 2004, including 25,000 shares which were issued upon exercise of warrants issued in connection with this offering; (3) 153,000 shares underlying options granted to a consultant pursuant to a consulting agreement which vest on December 31, 2005; (4) an aggregate of 670,000 shares resulting from the conversion of the Company’s Series A preferred stock; (5) an aggregate of 135,000 shares issued for the acquisition of oil and gas property on December 17, 2004; (6) an aggregate of 11,600 shares underlying warrants granted to an individual for introducing us to certain investors in our private offering of common stock in August and September of 2003; (7) an aggregate of 54,850 shares underlying warrants granted to an entity for introducing us to certain investors in our private offering of common stock in July, August and September of 2003; and (8) an aggregate of 30,000 shares underlying warrants granted to an entity for introducing us to the investors in our private offering of preferred stock in September 2003.
The following table sets forth the following, with respect to the Selling Stockholders:
•	The number of shares of common stock beneficially owned as of June 1, 2005 and prior to the offering contemplated hereby,

•	The number of shares of common stock eligible for resale and to be offered by each Selling Stockholder pursuant to this prospectus,

•	The number of shares owned by each Selling Stockholder after the offering contemplated hereby assuming that all shares eligible for resale pursuant to this prospectus actually are sold,

•	The percentage of shares of common stock beneficially owned by each Selling Stockholder after the offering contemplated hereby, and

•	In notes to the table, any relationships, excluding non-executive employee and other non-material relationships, that a Selling Stockholder had during the past three years with the registrant or any of its predecessors or affiliates.

	Number of			Percentage of
	Shares of			Shares of
	Common Stock	Number of	Number of	Common
	Owned Before	Shares To Be	Shares Owned	Stock Owned
Selling Stockholders(A)	Offering(B)	Offered(C)	After Offering	After Offering
WTC-CIF Energy Portfolio	104,300	104,300	0	0%
WTC-CTF Energy Portfolio	653,200	653,200	0	0%
Spindrift Partners, L.P.	970,000	970,000	0	0%
General Mills Group Trust	65,500	65,500	0	0%
General Mills VEBA	17,900	17,900	0	0%
Spindrift Investors (Bermuda) L.P.	1,180,800	1,180,800	0	0%
Malcolm Deitch and Tanis Deitch JTWROS	50,000	50,000	0	0%
Feagans’ Consulting, Inc. [1,2]	183,000	183,000	0	0%
LMA Hughes LLLP	1,500,000	1,500,000	0	0%
Robert L. Whittlesey	300,000	300,000	0	0%
R.A. Montgomery	370,000	370,000	0	0%
Tahosa Holdings, LLC [3]	30,000	30,000	0	0%
Melange International, LLC [3]	45,000	45,000	0	0%
Lyle B. Gallivan [3]	30,000	30,000	0	0%
Andrew Sankin [1,4]	11,600	11,600	0	0%
Lighthouse Capital LTD [1,5]	84,850	84,850	0	0%

TOTALS	5,596,150	5,596,150	0	—

(A)	It is our understanding that any Selling Stockholder that is an affiliate of a broker-dealer has purchased in the ordinary course of business, and that at the time of the purchase, had no agreements or understanding to distribute the securities.
(B)	Includes shares underlying warrants and/or options held by the Selling Stockholder that are covered by this prospectus, including any convertible securities that, due to contractual restrictions, may not be exercisable within 60 days of the date of this prospectus.

(C)	The number of shares of common stock to be sold assumes that the Selling Stockholder elects to sell all of the shares of common stock held by the Selling Stockholder that are covered by this prospectus.

1.	Assisted the Company with introductions for fundraising.

2.	Provides consulting services to Company.

3.	Received shares in partial payment of the acquisition price of net unproved leasehold acres.

4.	Represents shares underlying warrants to purchase 11,600 shares of common stock at an exercise price of $0.75 per share, which expire on September 12, 2008.

5.	Represents shares underlying warrants to purchase: (a) 54,850 shares of common stock at an exercise price of $0.75 per share, which expire from July 24, 2008 to September 24, 2008; and (b) 30,000 shares of common stock at an exercise price of $1.15 per share, which expire on September 15, 2008.
PLAN OF DISTRIBUTION
     There are two separate offerings taking place, the Company Offering in which up to 7,000,000 shares of common stock may be sold by the Company, and the Stockholders’ Offering in which up to 5,596,150 shares of common stock may be sold by the Selling Stockholders.
Company Offering
     We may sell the Company Shares being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.
     As may be required by law, we will set forth in a prospectus supplement the terms of the offering of Company Shares, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
Agents
     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell Company Shares on a continuing basis.
     We may engage one or more entities to act as our agent (each, an “Offering Agent”) for one or more offerings, from time to time, of our common stock. If we reach agreement with an Offering Agent with respect to a specific offering, including the number of shares of common stock and any minimum price below which sales may not be made, then the Offering Agent will try to sell such common stock on the agreed terms. The Offering Agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the American Stock Exchange, or sales made to or through a market maker other than on an exchange. The Offering Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at-the-market” offering, and the compensation of the Offering Agent will be deemed to be underwriting commissions or discounts.

Underwriters
     If we use underwriters for a sale of Company Shares, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Direct Sales
     We may also sell Company Shares directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Stockholders’ Offering
     The Selling Stockholders are offering up to 5,596,150 shares in the Stockholders’ Offering concurrently with the Company Offering. The Stockholders’ Offering could have a substantial negative effect on the price of our shares. It is likely that the increase in shares on the market will have a negative effect on the resale price of our shares and may make it difficult for purchasers in the Company Offering and/or the Stockholders’ Offering to resell the shares at a profit or at all. The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Stockholders’ Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.
     The Selling Stockholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.
     Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from either the Selling Stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with those sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required, or have elected, to pay all fees and expenses incident to the registration of the shares being registered herein. We are not required to pay commissions and other selling expenses. We have agreed to indemnify certain of the Selling Stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact necessary to make the statements therein not misleading.
LEGAL MATTERS
     The validity of the issuance of the shares of common stock offered hereby and other legal matters in connection herewith have been passed upon for us by Patton Boggs LLP. Partners of Patton Boggs LLP own an aggregate of 32,500 shares of the Company’s common stock.
EXPERTS
     The financial statements of American Oil & Gas Inc. as of December 31, 2005 and for the year then ended appearing in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 have been audited by Hein & Associates, LLP , independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. The financial statements of American Oil & Gas Inc. as of December 31, 2004 and for the year then ended appearing in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 have been audited by Wheeler Wasoff, P.C., independent auditor, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. The foregoing financial statements are incorporated in this prospectus by reference in reliance upon the report of the independent auditors and upon the authority of those firms as experts in auditing and accounting.
SECURITIES AND EXCHANGE COMMISSION
POSITION ON CERTAIN INDEMNIFICATION
     Our directors and officers are indemnified by our articles of incorporation against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of American Oil & Gas Inc. to the fullest extent authorized by the Nevada General Corporation Law, as may be amended from time to time. Our articles of incorporation provide that none of our directors or officers shall be personally liable for monetary damages for breach of any fiduciary duty as a director or officer, except for liability (i) for any breach of the officer’s or director’s duty of loyalty to the Company or its stockholders;(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION
     This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E .., Washington, D.C. 20549. In addition, these materials filed electronically by the Company with the SEC are available at the SEC’s World Wide Web site at http://www.sec.gov. The SEC’s World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
     The SEC allows us to “incorporate by reference” the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the SEC will automatically update and supersede this incorporated information.
     We incorporate by reference the documents listed below, which we filed with the SEC under the Exchange Act:
•	Our Annual Report on Form 10-KSB for the year ended December 31, 2005;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

•	Any documents filed under Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus; and

•	The description of our common stock contained in our Form 8-A filed with the SEC on May 12, 2005.
     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. Requests for copies should be directed to Andrew P. Calerich, President — American Oil & Gas Inc., 1050 17th Street, Suite 2400, Denver, Colorado 80265, telephone (303) 991-0173.